Exhibit 99.1

Investor Relations:	Brian P. Callahan
Chief Financial Officer
bcallahan@spheris.com (615) 261-1500

Michele Peden
Vice President, Marketing & Communication
mpeden@spheris.com (615) 261-1580
For Immediate Release
November 12, 2008
SPHERIS REPORTS THIRD QUARTER 2008 RESULTS
FRANKLIN, Tenn. (November 12, 2008) — Spheris, a leading global provider of clinical documentation technology and services, today announced results for the three and nine month periods ended September 30, 2008.
Financial Highlights—Third quarter of 2008
Net revenues for the third quarter of 2008 were $44.7 million compared with $48.9 million in the third quarter of 2007. The decrease in net revenues was due primarily to the impact of net lost business and lower average pricing.
Operating income for the third quarter of 2008 was $1.2 million, or 2.7% of net revenues, compared with operating income of $1.5 million, or 3.1% of net revenues, in the third quarter of 2007. The decrease in operating income was due to lower net revenues, accelerated technology investments to further develop and enhance our product and service offerings, as well as costs associated with the expansion of our global capacity. These costs were partially offset by operational cost savings from increased utilization of our global production workforce and speech recognition technologies, in addition to other cost savings initiatives.
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and other expense or income. Adjusted EBITDA for the third quarter of 2008 was $7.0 million, or 15.7% of net revenues, compared with $7.6 million, or 15.5% of net revenues, in the third quarter of 2007. The decrease in Adjusted EBITDA was due primarily to the impact of lower net revenues and the accelerated technology investments described above.

Spheris Reports Third Quarter 2008 Results

November 12, 2008
Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. Please refer to the “Supplemental Financial Information” and related note contained in this press release for further discussion and reconciliation of Adjusted EBITDA to GAAP financial measures.
Financial Highlights—First Nine months of 2008
Net revenues for the nine month period ended September 30, 2008 were $141.1 million compared with $151.8 million in the prior-year period. The decrease in net revenues was due primarily to the impact of net lost business and lower average pricing.
Operating income for the nine month period ended September 30, 2008 was $1.0 million, or 0.7% of net revenues, compared with operating income of $6.1 million, or 4.0% of net revenues, in the prior-year period. During the first quarter of 2008, the Company recorded $1.3 million of expenses relating to a transaction that was not consummated. Excluding these transaction costs, operating income would have been $2.3 million, or 1.6% of net revenues, for the nine month period ended September 30, 2008. In addition to the impact of the transaction costs, the decrease in operating income was due primarily to lower net revenues as described above, accelerated technology investments to further develop and enhance our product and service offerings, as well as costs associated with the expansion of our global capacity. These costs were partially offset by operational cost savings from increased utilization of our global production workforce and speech recognition technologies, in addition to other cost savings initiatives.
Adjusted EBITDA for the nine month period ended September 30, 2008 was $18.7 million, or 13.3% of net revenues, compared with $24.3 million, or 16.0% of net revenues, in the prior-year period. Excluding the $1.3 million of transaction related expenses noted above, Adjusted EBITDA would have been $20.0 million, or 14.2% of net revenues, for the nine month period ended September 30, 2008. The decrease in Adjusted EBITDA was primarily due to the impact of lower net revenues, accelerated technology investments, and transaction costs described above.
Commenting on the third quarter 2008 results, Steven E. Simpson, President and Chief Executive Officer of Spheris, stated, “The third quarter and year-to-date results reflect the challenges in today’s marketplace, but we remain encouraged by opportunities we are seeing. As our technology developments progress, we continue to accelerate the efficiencies gained from both our speech recognition tools and global resources. We have received positive feedback as a result of successfully demonstrating the new features and functionality through an intensive pilot program that led to signing a significant new account.”
Simpson added, “Even though we are pleased with the products coming out of development, our goal remains to be the first to market with an end-to-end clinical documentation technology and service offering.”

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Spheris Reports Third Quarter 2008 Results

November 12, 2008
Balance Sheet Highlights
As of September 30, 2008, the outstanding indebtedness under the Company’s senior secured credit facility was $77.3 million and the outstanding indebtedness under the Company’s senior subordinated notes was $125.0 million.
Liquidity Highlights
As of September 30, 2008, Spheris held $9.9 million in unrestricted cash and cash equivalents and had $17.7 million of borrowing capacity under the Company’s senior secured credit facility. During the first nine months of 2008, the Company generated $1.0 million of cash from operating activities compared with $9.8 million during the same period in 2007. The decrease in cash generated from operating activities was attributable to the year over year change in operating performance, timing of wages and benefit payments, and the current period payment of certain security deposits, as offset by the favorable impact of improved collections on accounts receivable.
Investor Conference Call and Webcast
Spheris will host a conference call on November 13, 2008, at 8 a.m. CT. The number to call for this interactive teleconference is (303) 262-2130. Following the conference call, the audio replay will be available for one week by dialing (303) 590-3000 and entering the confirmation number, 11111017#. The live broadcast of Spheris’ quarterly conference call will be available online at www.spheris.com and http://www.videonewswire.com/event.asp?id=33821 http://www.videonewswire.com/event.asp?id=52756 on November 13, 2008, at 8 a.m. CT. The online replay will be available shortly after the call and will continue to be available for 30 days.
About Spheris
Spheris is a leading global provider of clinical documentation technology and services to more than 500 health systems, hospitals and group practices throughout the U.S. Spheris offers a highly advanced, Web-based technology platform blended with Spheris’ outsource services. Spheris employs approximately 5,000 skilled medical language specialists supporting the Company’s clients through a secure network. Using a Follow the Sunsm service strategy, customer support is provided 24 hours a day, 365 days a year with an emphasis on verifiable quality, turnaround time and pricing. Spheris’ corporate headquarters is located in Franklin, Tenn. For more information, please visit www.spheris.com.

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Spheris Reports Third Quarter 2008 Results

November 12, 2008
Forward-Looking Statements
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties as described in the filings made from time to time by the Company with the Securities and Exchange Commission, including, without limitation, the following: (i) the effect our substantial indebtedness has on our ability to raise additional capital to fund our business, to react to changes in the economy or our business and to fulfill our obligations under our indebtedness, including our ability to meet financial covenants and other conditions of our senior secured credit facility and indenture governing our senior subordinated notes; (ii) our history of losses and accumulated deficit; (iii) our ability to effectively manage our global production capacity, including our ability to recruit, train and retain qualified medical language specialists and maintain high standards of quality service in our operations; (iv) our ability to adapt and integrate new technology into our clinical documentation platforms to improve our production capabilities and expand the breadth of our technology and service offerings; (v) our ability to maintain our competitive position against current and future competitors, including our ability to gain new business with acceptable operating margins and ongoing price pressures related to our technology and services and the healthcare markets in general; (vi) the reluctance of potential customers to outsource or change providers of their clinical documentation technology and services and its impact on our ability to attract new customers and increase revenues; (vii) financial and operational risks inherent in our global operations, including foreign currency exchange rate fluctuations and transfer pricing laws between the United States and India; (viii) our ability to attract, hire or retain technical and managerial personnel necessary to develop and implement technology and services to our customers; (ix) the effect on our business if we incur additional debt and assume contingent liabilities and expenses in connection with future acquisitions or if we cannot effectively integrate newly acquired operations; and (x) our ability to adequately protect our intellectual property rights, including our proprietary technology and the intellectual property we license from third parties.
The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.

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Spheris Reports Third Quarter 2008 Results

November 12, 2008
SPHERIS INC.
Condensed Consolidated Statements of Operations
(Unaudited and Amounts in Thousands)

	Three Months ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenues	$44,749	$48,943	$141,074	$151,795

Operating expenses:
Direct costs of revenues (exclusive of depreciation and amortization below)	31,673	35,144	102,775	108,804
Marketing and selling expenses	400	1,186	2,276	3,755
General and administrative expenses	5,640	5,028	17,337	14,939
Depreciation and amortization	5,862	6,039	17,720	18,172

Total operating costs	43,575	47,397	140,108	145,670

Operating income	1,174	1,546	966	6,125

Interest expense, net of income	4,681	5,280	14,379	16,133
Loss on debt refinancing	—	1,828	—	1,828
Other (income) expense	820	(149)	1,438	330

Net loss before income taxes	(4,327)	(5,413)	(14,851)	(12,166)

Benefit from income taxes	(1,736)	(1,872)	(5,569)	(4,638)

Net loss	$(2,591)	$(3,541)	$(9,282)	$(7,528)

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Spheris Reports Third Quarter 2008 Results

November 12, 2008
SPHERIS INC.
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share Amounts)

	(Unaudited)
	September 30, 2008	December 31, 2007

Assets
Current assets
Unrestricted cash and cash equivalents	$9,902	$7,195
Restricted cash	309	309
Accounts receivable, net of allowance of $1,387 and $1,569, respectively	30,514	33,595
Deferred taxes	4,635	3,386
Prepaid expenses and other current assets	5,365	4,460

Total current assets	50,725	48,945

Property and equipment, net	12,830	12,747
Internal-use software, net	1,712	1,932
Customer contracts, net	1,987	13,968
Goodwill	218,841	218,841
Deferred taxes	4,557	—
Other noncurrent assets	5,808	3,689

Total assets	$296,460	$300,122

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,911	$4,237
Accrued wages and benefits	12,540	18,130
Current portion of long-term debt and lease obligations	387	35
Other current liabilities	8,510	4,324

Total current liabilities	24,348	26,726

Long-term debt and lease obligations, net of current portion	199,907	191,761
Deferred tax liabilities	—	92
Other long-term liabilities	4,742	4,857

Total liabilities	228,997	223,436

Commitments and contingencies

Common stock, $0.01 par value, 100 shares authorized, 10 shares issued and outstanding	—	—
Other comprehensive income	181	564
Contributed capital	111,600	111,158
Accumulated deficit	(44,318)	(35,036)

Total stockholders’ equity	67,463	76,686

Total liabilities and stockholders’ equity	$296,460	$300,122

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Spheris Reports Third Quarter 2008 Results

November 12, 2008
SPHERIS INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited and Amounts in Thousands)

	Nine Months Ended September 30,
	2008	2007

Cash flows from operating activities:
Net loss	$(9,282)	$(7,528)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,720	18,172
Amortization of acquired technology	162	486
Deferred taxes	(5,898)	(5,198)
Change in fair value of derivative financial instruments	1,311	(10)
Amortization of debt discounts and issuance costs	630	602
Loss on debt refinancing	—	1,828
Other non-cash items	471	305
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,081	(345)
Prepaid expenses and other current assets	(991)	(1,031)
Accounts payable	(1,326)	(872)
Accrued wages and benefits	(5,590)	(993)
Other current liabilities	3,090	4,369
Other noncurrent assets and liabilities	(2,385)	(4)

Net cash provided by operating activities	993	9,781

Cash flows from investing activities:
Purchases of property and equipment	(4,241)	(3,086)
Purchase and development of internal-use software	(748)	(558)
Purchase of Vianeta, net of cash acquired	—	(1,547)

Net cash used in investing activities	(4,989)	(5,191)

Cash flows from financing activities:
Proceeds from debt	7,288	71,320
Payments on debt and lease obligations	(202)	(76,051)
Debt issuance costs	—	(583)

Net cash provided by (used in) financing activities	7,086	(5,314)

Effect of exchange rate change on cash and cash equivalents	(383)	836

Net increase in unrestricted cash and cash equivalents	2,707	112
Unrestricted cash and cash equivalents, at beginning of period	7,195	6,323

Unrestricted cash and cash equivalents, at end of period	$9,902	$6,435

Supplemental Schedule of Non-cash Investing and Financing Activities:

Purchases of property and equipment and internal-use software through lease obligations	$1,019	$—

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Spheris Reports Third Quarter 2008 Results

November 12, 2008
SPHERIS INC.
Supplemental Financial Information
(Unaudited and Amounts in Thousands)

	Three Months Ended September 30,		Nine months Ended September 30,
	2008	2007	2008	2007
Net loss	$(2,591)	$(3,541)	$(9,282)	$(7,528)
Depreciation and amortization	5,862	6,039	17,720	18,172
Interest expense, net of income	4,681	5,280	14,379	16,133
Loss on debt refinancing	—	1,828	—	1,828
Other (income) expense	820	(149)	1,438	330
Benefit from income taxes	(1,736)	(1,872)	(5,569)	(4,638)

Adjusted EBITDA	$7,036	$7,585	$18,686	$24,297

Note to Supplemental Financial Information
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and other expense or income (including mark-to-market adjustments related to the Company’s derivative financial instruments). Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way management and the Company’s senior lenders view the Company’s operating results. Management believes Adjusted EBITDA is useful as a supplemental measure of the performance of the Company’s operations because it isolates the Company’s operating performance from the accounting impact of the Company’s financing strategies, tax provisions, and depreciation and amortization. Additionally, since Adjusted EBITDA is a significant component of certain financial covenants under the Company’s senior secured credit facility agreement, management believes Adjusted EBITDA is useful for investors to better assess the Company’s compliance with these financial covenants. Management believes Adjusted EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in this press release, as the items excluded in the presentation of Adjusted EBITDA are significant components in understanding and assessing financial performance. A reconciliation of Adjusted EBITDA to the nearest comparable GAAP financial measure is provided above. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

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